EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-88580 and No. 333-88580-01) and S-8 (No. 333-67257, No. 333-35229, No. 333-00829, No. 333-19445, No. 333-42133, No. 333-128260 and No. 333-130047) of Ingersoll-Rand Company Limited of our report dated February 28, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 28, 2006